UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2012, Evitts Resort, LLC (“Evitts”), a joint venture between Lakes Maryland Development, LLC, an indirect wholly owned subsidiary of Lakes Entertainment, Inc. (“Lakes”) and Addy Entertainment, LLC (“Addy”), entered into a Unit Repurchase, Release and Settlement Agreement with Addy to repurchase all of Addy’s interest in Evitts for $590,000. The repurchase was closed on May 14, 2012. As a result of the repurchase, Lakes is now the sole owner of Evitts.

Lakes recently announced that Evitts was awarded the video lottery operation license (“License”) for the Rocky Gap Lodge & Golf Resort in Cumberland, Maryland by the State of Maryland Video Lottery Facility Location Commission. The License is contingent on certain approvals by the Maryland State Board of Public Works as well as Evitts obtaining construction financing.

A copy of the Unit Repurchase, Release and Settlement Agreement is attached as Exhibit 10.1 to this Current Report on

Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibit

10.1	Unit Repurchase, Release and Settlement Agreement dated May 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)

Date: May 16, 2012	/s/ Timothy J. Cope
Name: Timothy J. Cope
Title: President and Chief Financial Officer

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